Exhibit 99.1

400 Centre Street Newton, Massachusetts 02458
617-796-8387
fivestarseniorliving.com

FOR IMMEDIATE RELEASE	Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8245

Five Star Senior Living Inc. Announces Second Quarter 2020 Results

Second Quarter Total Management and Operating Revenues of $54.6 Million
Second Quarter Net Income of $3.0 million and Net Income Per Diluted Share of $0.10
Second Quarter Adjusted EBITDA of $7.1 million

Newton, MA (August 6, 2020): Five Star Senior Living Inc. (Nasdaq: FVE) today announced its financial results for the quarter ended June 30, 2020.

Katherine Potter, President and Chief Executive Officer, made the following statement regarding the second quarter 2020 results:

“We are extremely proud of and encouraged by our team members’ perseverance and dedication during the quarter as the safety and well-being of our residents, clients and team members remains our number one priority. We made significant adjustments to address the unique challenges presented by the COVID-19 pandemic, while still focusing on achieving our strategic initiatives. We remain committed to adapting to these challenges and maintaining an exceptional resident experience that we believe is the key driver of our financial performance. We reported net income per share of $0.10 and adjusted EBITDA of $7.1 million in the second quarter of 2020. Our rehabilitation and wellness services division, Ageility Physical Therapy Solutions, or Ageility, continues to be a key area of growth, generating $19.3 million in revenues during the quarter representing a 5.6% increase over the prior year pro forma results, and Ageility's second quarter operating margins of 21.7% compared to prior year quarter pro forma margins of 10.1%.

Our balance sheet remains strong following the completion of our restructuring transaction with DHC at the beginning of this year, with $76.1 million of cash, $7.4 million of mortgage notes and no balance outstanding on our $65.0 million revolving credit facility as of June 30, 2020. We are well positioned to navigate the COVID-19 pandemic while focusing on the key pillars of our strategy: optimizing senior living operations, growing externally through complementary service offerings like our rehabilitation and wellness services and investing in our owned and leased communities.”

Overview and Results for the Quarter Ended June 30, 2020:

•The COVID-19 pandemic has had and continues to have a significant effect on FVE and the senior living industry as a whole. FVE's highest priority continues to be maintaining the health and well-being of its residents, clients and team members. As a result, FVE experienced an increase in direct costs to prepare for, prevent the spread of and respond to the COVID-19 pandemic, through purchasing personal protective equipment, testing supplies, disposable food supplies and professional services costs, as well as infectious disease prevention cleaning and sanitation costs in addition to increased labor costs. FVE incurs these costs for its owned and leased communities, rehabilitation and wellness services division and for its corporate operations, and those costs that relate to its managed senior living communities are incurred by Diversified Healthcare Trust, or DHC. FVE experienced a decline in occupancy and average monthly senior living revenue per available unit (RevPAR) throughout the quarter at the senior living communities it operates and manages. FVE also experienced the temporary closure of Ageility clinics for in-person services. The duration and extent of the effects of the COVID-19 pandemic remain unknown and the negative trends are expected to continue throughout the third quarter of 2020.

•FVE has taken a number of actions to support its team members, residents and communities, including the following:

◦providing free meals to team members;

◦providing COVID-19 emergency leave to team members, including paid leave to team members if they were exposed to or tested positive for COVID-19 and offering flexible work schedules;

◦offering free COVID-19 testing to team members;

◦recognizing and rewarding team members with bonuses in addition to FVE's total rewards package;

◦promoting access to mental health services and other benefits to support team members' mental and physical well-being;

◦hosting virtual all-hands meetings to communicate FVE's policies, procedures and guidelines related to COVID-19 response and re-opening efforts and to ensure team members are supported with assistance and guidance;

◦implementing new virtual group activities for residents that allow for engagement while maintaining social distancing;

◦expanding effective communication channels to residents and communities;

◦providing devices and connectivity options for interaction with family members, virtual programming opportunities and distance learning; and

◦focusing on learning and development opportunities.

•FVE has taken a number of actions to mitigate the effects of the COVID-19 pandemic, including the following:

◦restricting access to senior living communities to essential visitors and team members, and only reopening communities when it is determined safe to do so in accordance with applicable federal, state and local regulations and guidelines, and FVE internal criteria;

◦temporarily closing Ageility clinics for in-person services and only easing restrictions when it is determined safe to do so and in accordance with federal, state and local regulations;

◦enhancing infectious disease prevention and control policies, procedures and protocols;

◦providing additional and enhanced training to team members at all levels of the organization;

◦working with vendors to provide adequate supplies and personal protective equipment to senior living communities and Ageility clinics;

◦deferring the payment of $8.8 million of payroll taxes as permitted by the CARES Act, of which $1.7 million will not be reimbursable from DHC; and

◦effectively transitioning to virtual sales and marketing activities and thoughtfully proceeding with resident move-ins, when appropriate.

•Combined senior living revenues and management fees for communities FVE leased from DHC prior to January 1, 2020, and since that date manages on behalf of DHC, for the quarter ended June 30, 2020 decreased to $35.3 million from $267.0 million for the same period in 2019, primarily due to the conversion of the formerly leased senior living communities to managed communities as a result of the Restructuring Transactions, as described in the Selected Pro Forma Condensed Consolidated Financial Information and Other Data in the Supplemental Information of this press release. Additionally, the decline in revenues as compared to the same period of the prior year are impacted by the sales of 15 communities in the third quarter of 2019 that FVE previously leased from DHC. Senior living revenues at communities FVE leased or owned continuously since April 1, 2019 was $19.5 million, which represents a $1.3 million or 6.0% decrease from the same period in 2019, primarily due to decreases in occupancy as a result of the COVID-19 pandemic. Revenues decreased $3.5 million compared to the June 30, 2019 pro forma results, which consider the financial results as if the Restructuring Transactions had closed on January 1, 2019, and is primarily attributable a decline in occupancy and RevPAR due to the COVID-19 pandemic.

•Rehabilitation and wellness services revenues for the second quarter of 2020 increased to $19.3 million from $11.5 million for the same period in 2019, primarily due to the impact of $6.7 million of inpatient clinic revenue at communities FVE previously leased from DHC during the second quarter of 2019, which was previously eliminated in consolidation accounting prior to the Restructuring Transactions, as well as the opening of 64 net new outpatient clinics. These increases were partially offset by revenue declines resulting from the reduction of in-person visits as a result of the COVID-19 pandemic. Revenues increased $1.0 million compared to the June 30, 2019 pro forma results, which consider the financial results as if the Restructuring Transactions had closed on January 1, 2019, and is primarily attributable to opening 64 net new clinics since July 1, 2019 offset by a decline in revenue as a result of the reduction of in-person visits due to the COVID-19 pandemic.

•The U.S. Department of Health and Human Services, or HHS, through the CARES Act Provider Relief Fund, distributed funds to healthcare providers to offset lost revenue and increased healthcare related costs associated with COVID-19. FVE received general distribution payments under the CARES Act related to rehabilitation and wellness services totaling $1.7 million and recognized $1.5 million in other operating income associated with these funds.

•Net income for the second quarter of 2020 was $3.0 million, or $0.10 per diluted share, compared to net income of $5.0 million, or $0.16 per diluted share, for the June 30, 2019 pro forma results.

•Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the second quarter of 2020 was $5.0 million compared to $9.3 million for the June 30, 2019 pro forma results. Adjusted EBITDA, as described further below, was $7.1 million for the second quarter of 2020 compared to $9.8 million for the June 30, 2019 pro forma results. EBITDA and Adjusted EBITDA are non-GAAP financial measures. Reconciliations of net income determined in accordance with GAAP to EBITDA and Adjusted EBITDA for the quarters ended June 30, 2020 and 2019 are presented later in this press release.

•As of June 30, 2020, FVE had unrestricted cash and cash equivalents of $76.1 million, including $4.7 million of targeted skilled nursing facility (SNF) distribution funds under the CARES Act primarily related to SNFs that FVE previously leased from DHC during 2018 and 2019 for which FVE is evaluating its eligibility to retain those funds. In the event FVE determines it is are not eligible to retain the funds received, FVE will remit the funds to HHS by August 20, 2020. In addition, FVE had no amounts outstanding on its revolving credit facility and $7.4 million outstanding on a mortgage note.

Conference Call Information:

At 1:00 p.m. Eastern Time this afternoon, President and Chief Executive Officer, Katherine Potter, Executive Vice President, Chief Financial Officer and Treasurer, Jeffrey Leer, and Senior Vice President and Chief Operating Officer, Margaret Wigglesworth, will host a conference call to discuss FVE's second quarter 2020 results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, August 13, 2020. To hear the replay, dial (412) 317-0088. The replay pass code is 10145299.

A live audio webcast of the conference call will also be available in a listen-only mode on FVE’s website, www.fivestarseniorliving.com. Participants wanting to access the webcast should visit FVE’s website about five minutes before the call. The archived webcast will be available for replay on FVE’s website following the call for about a week. The transcription, recording and retransmission in any way of FVE's second quarter 2020 conference call are strictly prohibited without the prior written consent of FVE. FVE’s website is not incorporated as part of this press release.

About Five Star Senior Living Inc.:

FVE is a senior living and rehabilitation and wellness services company. As of June 30, 2020, FVE operated 265 senior living communities (30,660 living units) located in 32 states, including 241 communities (28,348 living units) that it managed and 24 communities (2,312 living units) that it owned or leased. FVE operates communities that include independent living, assisted living, continuing care retirement and skilled nursing communities. Additionally, FVE's rehabilitation and wellness services segment includes Ageility Physical Therapy SolutionsTM, or Ageility, a division of FVE, which provides rehabilitation and wellness services within FVE communities as well as to external customers. As of June 30, 2020, Ageility operated 206 outpatient rehabilitation clinics and 40 inpatient rehabilitation clinics. FVE is headquartered in Newton, Massachusetts.

Five Star Senior Living Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
REVENUES
Senior living	$19,590	$263,008	$40,587	$529,171
Management fees	15,705	4,024	32,756	8,007
Rehabilitation and wellness services	19,268	11,488	40,652	22,260
Total management and operating revenues	54,563	278,520	113,995	559,438
Reimbursed community-level costs incurred on behalf of managed communities	224,104	77,219	456,120	151,824
Other reimbursed expenses	6,417	—	12,414	—
Total revenues	285,084	355,739	582,529	711,262
Other operating income	1,499	—	1,499	—
Total revenues and other operating income	286,583	355,739	584,028	711,262

OPERATING EXPENSES
Senior living wages and benefits	9,705	137,259	19,505	273,637
Other senior living operating expenses	8,331	71,301	11,573	146,967
Rehabilitation and wellness services expenses	15,451	9,265	32,471	17,619
Community-level costs incurred on behalf of managed communities	224,104	77,219	456,120	151,824
General and administrative	23,567	20,548	46,432	47,050
Rent	1,378	33,262	2,555	87,804
Depreciation and amortization	2,703	2,941	5,404	11,106
Loss on sale of senior living communities	—	101	—	101
Long-lived asset impairment	—	112	—	3,260
Total operating expenses	285,239	352,008	574,060	739,368

Operating income (loss)	1,344	3,731	9,968	(28,106)

Interest, dividend and other income	182	415	521	571
Interest and other expense	(409)	(906)	(791)	(1,812)
Unrealized gain (loss) on equity investments	867	(38)	(595)	328
Realized gain on sale of debt and equity investments	116	144	95	236
Loss on termination of leases	—	—	(22,899)	—

Income (loss) before income taxes and equity in earnings of an investee	2,100	3,346	(13,701)	(28,783)
Benefit (provision) for income taxes	902	705	(506)	(785)
Equity in earnings of an investee	—	130	—	534
Net income (loss)	$3,002	$4,181	$(14,207)	$(29,034)

Weighted average shares outstanding—basic	31,460	5,007	31,454	5,005
Weighted average shares outstanding—diluted	31,582	5,142	31,454	5,005

Net income (loss) per share—basic	$0.10	$0.84	$(0.45)	$(5.80)
Net income (loss) per share—diluted	$0.10	$0.81	$(0.45)	$(5.80)

Five Star Senior Living Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. FVE believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors better understand changes in FVE’s operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These non-GAAP financial measures may also help investors make comparisons between FVE and other companies on both a GAAP and non-GAAP basis. FVE believes that EBITDA and Adjusted EBITDA are meaningful financial measures that may help investors better understand its financial performance, including by allowing investors to compare FVE's performance between periods and to the performance of other companies. FVE management uses EBITDA and Adjusted EBITDA to evaluate FVE’s financial performance and compare FVE’s performance over time and to the performance of other companies. FVE calculates EBITDA and Adjusted EBITDA as shown below. These measures should not be considered as alternatives to net income (loss) or operating income (loss), as indicators of FVE’s operating performance or as measures of FVE’s liquidity. Also, EBITDA and Adjusted EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.

FVE believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to FVE’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net income (loss) for each of the three and six months ended June 30, 2020 and 2019.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss)	$3,002	$4,181	$(14,207)	$(29,034)
Add (less):
Interest and other expense	409	906	791	1,812
Interest, dividend and other income	(182)	(415)	(521)	(571)
(Benefit) provision for income taxes	(902)	(705)	506	785
Depreciation and amortization	2,703	2,941	5,404	11,106
EBITDA	5,030	6,908	(8,027)	(15,902)
Add (less):
Long-lived asset impairment	—	112	—	3,260
Loss on sale of senior living communities	—	101	—	101
Severance (1)	282	393	282	393
Litigation settlement (2)	2,473	—	2,473	—
Unrealized (gain) loss on equity investments	(867)	38	595	(328)
Loss on termination of leases (3)	—	—	22,899	—
Transaction costs (4)	175	1,133	1,270	8,808
Adjusted EBITDA	$7,093	$8,685	$19,492	$(3,668)

(1) Costs incurred for the three months ended June 30, 2020 represent those related to a reduction in workforce.
(2) Represents costs incurred related to the settlement of a lawsuit and is included in other senior living operating expenses in our condensed consolidated statements of operations. The agreed upon settlement remains subject to a final definitive settlement agreement and to court and regulatory approvals.
(3) Represents the excess of the fair value of the Share Issuances of $97,899 compared to the consideration of $75,000 paid by DHC, as described in the Selected Pro Forma Condensed Consolidated Financial Information and Other Data in the Supplemental Information of this press release.
(4) Includes costs incurred related to the Restructuring Transactions as described in the Selected Pro Forma Condensed Consolidated Financial Information and Other Data in the Supplemental Information of this press release.

Five Star Senior Living Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$76,114	$31,740
Restricted cash and cash equivalents	23,858	23,995
Accounts receivable, net of allowance	9,387	34,190
Due from related person	73,466	5,533
Debt and equity investments	21,739	21,070
Prepaid expenses and other current assets	19,118	17,286
Assets held for sale	—	9,554
Total current assets	223,682	143,368

Property and equipment, net	162,037	167,247
Equity investment of an investee	11	298
Restricted cash and cash equivalents	781	1,244
Restricted debt and equity investments	6,887	7,105
Right of use assets	19,459	20,855
Other long-term assets	4,254	5,676
Total assets	$417,111	$345,793

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,567	$30,440
Accrued expenses and other current liabilities	49,525	55,981
Accrued compensation and benefits	48,287	35,629
Accrued self-insurance obligations	27,755	23,791
Lease liabilities	2,977	2,872
Due to related persons	592	2,247
Mortgage note payable	375	362
Security deposits and current portion of continuing care contracts	409	434
Liabilities held for sale	—	12,544
Total current liabilities	145,487	164,300

Long-term liabilities:
Accrued self-insurance obligations	33,381	33,872
Lease liabilities	18,161	19,671
Mortgage note payable	6,980	7,171
Other long-term liabilities	8,996	798
Total long-term liabilities	67,518	61,512

Shareholders’ equity:
Common stock, par value $0.01	316	52
Additional paid-in-capital	459,801	362,450
Accumulated deficit	(257,697)	(245,184)
Accumulated other comprehensive income	1,686	2,663
Total shareholders’ equity	204,106	119,981
Total liabilities and shareholders' equity	$417,111	$345,793

Supplemental Information
Five Star Senior Living Inc.
Supplemental Financial Data
(dollars in thousands)
(unaudited)

Management and Operating Revenues by Product Type

	Three Months Ended June 30, 2020
Management and Operating Revenues by Product Type:	Senior living	Management fees	Rehabilitation and wellness services	Total revenues
Independent and assisted living community revenues	$19,590	$9,086	$—	$28,676
Continuing care retirement community revenues	—	5,487	—	5,487
Skilled nursing facility revenues	—	1,132	—	1,132
Rehabilitation and wellness services revenues	—	—	19,268	19,268
Total management and operating revenues	$19,590	$15,705	$19,268	$54,563

	Three Months Ended June 30, 2019
Management and Operating Revenues by Product Type:	Senior living	Management fees	Rehabilitation and wellness services	Total revenues
Independent and assisted living community revenues	$127,653	$3,178	$—	$130,831
Continuing care retirement community revenues	97,186	846	—	98,032
Skilled nursing facility revenues	38,169	—	—	38,169
Rehabilitation and wellness services revenues	—	—	11,488	11,488
Total management and operating revenues	$263,008	$4,024	$11,488	$278,520

	Six Months Ended June 30, 2020
Management and Operating Revenues by Product Type:	Senior living	Management fees	Rehabilitation and wellness services	Total revenues
Independent and assisted living community revenues	$40,587	$18,649	$—	$59,236
Continuing care retirement community revenues	—	11,824	—	11,824
Skilled nursing facility revenues	—	2,283	—	2,283
Rehabilitation and wellness services revenues	—	—	40,652	40,652
Total management and operating revenues	$40,587	$32,756	$40,652	$113,995

	Six Months Ended June 30, 2019
Management and Operating Revenues by Product Type:	Senior living	Management fees	Rehabilitation and wellness services	Total revenues
Independent and assisted living community revenues	$253,538	$6,277	$—	$259,815
Continuing care retirement community revenues	194,681	1,730	—	196,411
Skilled nursing facility revenues	80,952	—	—	80,952
Rehabilitation and wellness services revenues	—	—	22,260	22,260
Total management and operating revenues	$529,171	$8,007	$22,260	$559,438

Supplemental Information
Five Star Senior Living Inc.
Supplemental Financial Data
(dollars in thousands)
(unaudited)

Comparable Management and Operating Revenues by Product Type (1)

	Three Months Ended June 30, 2020
Management and Operating Revenues by Product Type:	Senior living	Management fees	Rehabilitation and wellness services	Total revenues
Independent and assisted living community revenues	$19,516	$3,932	$—	$23,448
Continuing care retirement community revenues	—	1,101	—	1,101
Rehabilitation and wellness services revenues	—	—	15,690	15,690
Total management and operating revenues	$19,516	$5,033	$15,690	$40,239

	Three Months Ended June 30, 2019
Management and Operating Revenues by Product Type:	Senior living	Management fees	Rehabilitation and wellness services	Total revenues
Independent and assisted living community revenues	$20,766	$3,113	$—	$23,879
Continuing care retirement community revenues	—	732	—	732
Rehabilitation and wellness services revenues	—	—	11,099	11,099
Total management and operating revenues	$20,766	$3,845	$11,099	$35,710

	Six Months Ended June 30, 2020
Management and Operating Revenues by Product Type:	Senior living	Management fees	Rehabilitation and wellness services	Total revenues
Independent and assisted living community revenues	$39,847	$7,823	$—	$47,670
Continuing care retirement community revenues	—	2,342	—	2,342
Rehabilitation and wellness services revenues	—	—	32,051	32,051
Total management and operating revenues	$39,847	$10,165	$32,051	$82,063

	Six Months Ended June 30, 2019
Management and Operating Revenues by Product Type:	Senior living	Management fees	Rehabilitation and wellness services	Total revenues
Independent and assisted living community revenues	$41,245	$6,028	$—	$47,273
Continuing care retirement community revenues	—	1,486	—	1,486
Rehabilitation and wellness services revenues	—	—	20,895	20,895
Total management and operating revenues	$41,245	$7,514	$20,895	$69,654

(1) The tables for the three months ended June 30, 2020 and 2019 include data for senior living communities and rehabilitation and wellness services clinics that FVE has continuously owned, continuously leased or continuously managed since April 1, 2019. The tables for the six months ended June 30, 2020 and 2019 include data for senior living communities and rehabilitation and wellness services clinics that FVE has continuously owned, continuously leased or continuously managed since January 1, 2019.

Supplemental Information
Five Star Senior Living Inc.
Senior Living Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	June 30,		March 31,		December 31,	September 30,	June 30,
	2020		2020		2019	2019	2019

Owned and Leased Communities
Independent and assisted living communities:
Revenues	$19,590		$20,997		$249,726	$257,601	$263,008
Operating expenses	20,165		17,470		220,389	250,841	244,404
Operating income	(575)		3,527		29,337	6,760	18,604
Operating margin	(2.9)%		16.8%		11.7%	2.6%	7.1%
Number of communities (end of period)	24		24		190	190	205
Number of living units (end of period) (1)	2,312		2,312		20,948	20,948	21,912
Occupancy	78.3%		81.3%		82.9%	82.9%	83.0%
RevPAR (2)	$2,813		$2,938		$3,974	$3,943	$3,984

Managed Communities (3)
Independent and assisted living communities:
Management fees	$9,086		$9,563		$3,221	$3,207	$3,178
Community-level revenues	174,648		184,455		81,188	81,380	81,926
Community-level expenses	139,175		143,105		65,899	64,491	61,006
Community operating income	35,473		41,350		15,289	16,889	20,920
Community operating margin	20.3%		22.4%		18.8%	20.8%	25.5%
Number of communities (end of period)	191	(4)	193	(4)	69	68	68
Number of living units (end of period) (1)	18,148	(4)	18,395	(4)	8,106	7,937	7,853
Occupancy	79.1%		82.9%		84.0%	85.3%	85.9%
RevPAR (2)	$3,208		$3,360		$3,401	$3,448	$3,477

Continuing care retirement communities:
Management fees	$5,487		$6,337		$888	$846	$846
Community-level revenues	110,729		123,498		27,502	26,436	26,980
Community-level expenses	99,071		103,946		24,998	25,002	24,379
Community operating income	11,658		19,552		2,504	1,434	2,601
Community operating margin	10.5%		15.8%		9.1%	5.4%	9.6%
Number of communities (end of period)	39		40		9	9	9
Number of living units (end of period) (1)(5)	8,936		9,301		2,231	2,231	2,231
Occupancy	79.1%		83.4%		83.5%	82.8%	83.6%
RevPAR (2)	$4,131		$4,426		$4,109	$3,950	$4,031

Supplemental Information

	Three Months Ended
	June 30,		March 31,		December 31,	September 30,	June 30,
	2020		2020		2019	2019	2019

Skilled nursing facilities (6):
Management fees	$1,132		$1,151		$—	$—	$—
Community-level revenues	24,554		22,956		—	—	—
Community-level expenses	22,009		21,854		—	—	—
Community operating income	2,545		1,102		—	—	—
Community operating margin	10.4%		4.8%		—%	—%	—%
Number of communities (end of period)	11		11		—	—	—
Number of living units (end of period) (1)(7)	1,264		1,264		—	—	—
Occupancy	70.1%		73.3%		—%	—%	—%
RevPAR (2)	$6,475		$6,054		$—	$—	$—

Total managed communities:
Management fees	$15,705		$17,051		$4,109	$4,053	$4,024
Community-level revenues	309,931		330,909		108,690	107,816	108,906
Community-level expenses	260,255		268,905		90,897	89,493	85,385
Community operating income	49,676		62,004		17,793	18,323	23,521
Community operating margin	16.0%		18.7%		16.4%	17.0%	21.6%
Number of communities (end of period)	241	(4)	244	(4)	78	77	77
Number of living units (end of period) (1)	28,348	(4)	28,960	(4)	10,337	10,168	10,084
Occupancy	78.7%		82.6%		83.9%	84.7%	85.4%
RevPAR (2)	$3,644		$3,820		$3,556	$3,559	$3,600

(1) Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or disposition of senior living communities.
(2) RevPAR, or average monthly senior living revenue per available unit, is defined by FVE as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Data for the period ended December 31, 2019, excludes approximately $4,200 of deferred resident fees and deposits recognized due to the Restructuring Transactions.
(3) Senior living segment data for managed communities, other than FVE's management fees, represents financial data of communities we manage for the account of DHC and does not represent financial results of FVE. Managed communities data is included to provide supplemental information regarding the operating results and financial condition of the communities from which we earn management fees.
(4) Includes one active adult community with 168 units.
(5) Includes 2,186 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(6) FVE did not manage skilled nursing facilities prior to January 1, 2020.
(7) Includes 53 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.

Supplemental Information

Five Star Senior Living Inc.
Comparable Communities Senior Living Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Owned and Leased Communities (1):
Number of communities (end of period)	24	24	24	24	24
Number of living units (end of period) (2)	2,312	2,312	2,312	2,312	2,312
Occupancy	78.3%	81.3%	81.4%	81.3%	81.3%
RevPAR (3)	$2,813	$2,930	$2,941	$2,954	$2,993

Managed Communities (1)(4):
Number of communities (end of period)	75	75	75	75	75
Number of living units (end of period) (2)	9,689	9,697	9,700	9,700	9,616
Occupancy	80.1%	83.9%	84.5%	85.5%	86.1%
RevPAR (3)	$3,398	$3,548	$3,559	$3,561	$3,603

(1) Includes data for senior living communities that FVE has continuously owned, continuously leased or continuously managed since April 1, 2019.
(2) Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or sale of senior living communities.
(3) RevPAR is defined by FVE as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period.
(4) Senior living segment data for comparable managed communities represents financial data of communities we manage for the account of DHC and does not represent financial results of FVE. Managed communities data is included to provide supplemental information regarding the operating results and financial condition of the communities from which we earn management fees.

Supplemental Information
Five Star Senior Living Inc.
Rehabilitation and Wellness Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Rehabilitation and Wellness Services:
Revenues (1)(2)	$19,268	$21,384	$13,978	$12,447	$11,488
Other operating income	1,499	—	—	—	—
Operating expenses	16,259	17,616	12,384	10,861	9,650
Operating income (1)	4,508	3,768	1,594	1,586	1,838
Operating margin (1)	21.7%	17.6%	11.4%	12.7%	16.0%
Number of inpatient clinics (end of period)	40	41	41	41	45
Number of outpatient clinics (end of period)	206	203	190	171	142

(1) Includes Ageility clinics and home health operations.
(2) Prior to the effective date of the Transaction Agreement (as defined below), revenue related to inpatient clinics at communities we previously leased from DHC was eliminated in consolidation pursuant to GAAP.

Supplemental Information
Five Star Senior Living Inc.
Owned Senior Living Communities as of and for the Three Months Ended June 30, 2020
(dollars in thousands)
(unaudited)

No.	Community Name	State	Property Type (1)	Living Units	Senior Living Revenues	Gross Carrying Value	Net Carrying Value	Date Acquired	Year Built or Most Recent Renovation
1	Morningside of Decatur (2)	Alabama	AL	49	$337	$3,629	$2,169	11/19/2004	1999
2	Morningside of Auburn	Alabama	AL	42	404	2,289	1,566	11/19/2004	1997
3	The Palms of Fort Myers (2)	Florida	IL	218	1,864	30,658	15,369	4/1/2002	1988
4	Five Star Residences of Banta Pointe (3)	Indiana	AL	121	819	18,234	12,837	9/29/2011	2006
5	Five Star Residences of Fort Wayne (2)	Indiana	AL	154	1,185	25,644	17,898	9/29/2011	1998
6	Five Star Residences of Clearwater	Indiana	AL	88	371	9,747	5,593	6/1/2011	1999
7	Five Star Residences of Lafayette (2)	Indiana	AL	109	577	15,531	10,704	6/1/2011	2000
8	Five Star Residences of Noblesville (2)	Indiana	AL	151	1,332	25,142	17,850	7/1/2011	2005
9	The Villa at Riverwood (2)	Missouri	IL	110	646	6,865	3,246	4/1/2002	1986
10	Carriage House Senior Living	North Carolina	AL	98	1,078	8,401	5,429	12/1/2008	1997
11	Forest Heights Senior Living	North Carolina	AL	111	921	13,567	8,986	12/1/2008	1998
12	Fox Hollow Senior Living (2)	North Carolina	AL	77	941	11,029	7,323	7/1/2000	1999
13	Legacy Heights Senior Living (2)	North Carolina	AL	116	1,536	12,631	8,221	12/1/2008	1997
14	Morningside at Irving Park	North Carolina	AL	91	789	6,813	3,796	11/19/2004	1997
15	Voorhees Senior Living (2)	New Jersey	AL	104	1,058	10,242	6,175	7/1/2008	1999
16	Washington Township Senior Living (2)	New Jersey	AL	103	920	10,168	6,169	7/1/2008	1998
17	The Devon Senior Living	Pennsylvania	AL	84	722	6,828	3,865	7/1/2008	1985
18	The Legacy of Anderson	South Carolina	IL	101	574	1,354	477	12/1/2008	2003
19	Morningside of Springfield (2)	Tennessee	AL	54	427	3,654	1,785	11/19/2004	1984
20	Huntington Place	Wisconsin	AL	127	774	17,461	11,415	7/15/2010	1999
	Total			2,108	$17,275	$239,887	$150,873

(1) AL is primarily an assisted living community and IL is primarily an independent living community.
(2) Encumbered property under our $65,000 revolving credit facility.
(3) Encumbered property under our $7,355 mortgage note.

Supplemental Information
Selected Pro Forma Condensed Consolidated Financial Information and Other Data

As previously announced, FVE entered into a transaction agreement, or the Transaction Agreement, with DHC to restructure our business arrangements pursuant to which, effective January 1, 2020:

•FVE’s then existing five master leases with DHC as well as FVE’s existing management and pooling agreements with DHC were terminated and replaced with new management agreements for all of these senior living communities, together with a related omnibus agreement, the New Management Agreements;

•FVE issued 10,268,158 of its common shares to DHC and an aggregate of 16,118,849 of its common shares to DHC's shareholders of record as of December 13, 2019, or together, the Share Issuances; and

•as consideration for the Share Issuances, DHC provided to FVE $75.0 million by assuming certain of FVE's working capital liabilities and through cash payments. Such consideration, the New Management Agreements and the Share Issuances are collectively referred to as the Restructuring Transactions.

The following is a summary of selected financial and other data presented on a pro forma basis after giving effect to the completion of the Restructuring Transactions. The unaudited pro forma condensed consolidated statement of operations includes adjustments related to the Restructuring Transactions described above, and assumes that the Restructuring Transactions occurred as of January 1, 2019. In the opinion of management, all adjustments necessary to reflect the effects of the Restructuring Transactions have been included. The unaudited pro forma condensed consolidated statement of operations and the selected financial and other data are primarily based on, and should be read in conjunction with, FVE’s unaudited condensed consolidated financial statements and accompanying notes included in FVE’s Quarterly Report on Form 10-Q for the three months ended June 30, 2019.

The historical consolidated financial information for FVE included in the unaudited condensed consolidated pro forma statement of operations and selected financial and other data has been adjusted to give effect to pro forma events that are (1) directly attributable to the Restructuring Transactions, (2) factually supportable and (3) expected to have a continuing impact on FVE’s results of operations. The unaudited pro forma condensed consolidated statement of operations and pro forma selected financial and other data should be read in conjunction with the accompanying notes. The unaudited pro forma condensed consolidated statement of operations and other selected financial and other data are provided for informational purposes only.

Supplemental Information
Five Star Senior Living Inc.
Condensed Consolidated Statement of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,
	2020	Pro Forma 2019 (1)
REVENUES
Senior living	$19,590	$20,767
Management fees	15,705	18,044
Rehabilitation and wellness services	19,268	18,239
Total management and operating revenues	54,563	57,050
Reimbursed community-level costs incurred on behalf of managed communities	224,104	253,836
Other reimbursed expenses	6,417	—
Total revenues	285,084	310,886
Other operating income	1,499	—
Total revenues and other operating income	286,583	310,886

OPERATING EXPENSES
Senior living wages and benefits	9,705	9,504
Other senior living operating expenses	8,331	5,228
Rehabilitation and wellness services expenses	15,451	16,016
Community-level costs incurred on behalf of managed communities	224,104	253,836
General and administrative	23,567	16,204
Rent	1,378	989
Depreciation and amortization	2,703	2,749
Total operating expenses	285,239	304,526

Operating income	1,344	6,360

Interest, dividend and other income	182	415
Interest and other expense	(409)	(249)
Unrealized gain (loss) on equity investments	867	(38)
Realized gain on sale of debt and equity investments	116	144

Income before income taxes and equity in earnings of an investee	2,100	6,632
Benefit (provision) for income taxes	902	(1,766)
Equity in earnings of an investee	—	130
Net income	$3,002	$4,996
Add (less):
Interest and other expense	409	249
Interest, dividend and other income	(182)	(415)
(Benefit) provision for income taxes	(902)	1,766
Depreciation and amortization	2,703	2,749
EBITDA	$5,030	$9,345
Add (less):
Severance	282	393
Litigation settlement	2,473	—
Unrealized (gain) loss on equity investments	(867)	38
Transaction costs	175	—
Adjusted EBITDA	$7,093	$9,776

Weighted average shares outstanding—basic	31,460	31,395
Weighted average shares outstanding—diluted	31,582	31,530
Net income per share—basic	$0.10	$0.16
Net income per share—diluted	$0.10	$0.16
(1) See following reconciliation.

Supplemental Information
Five Star Senior Living Inc.
Pro Forma Condensed Consolidated Statement of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30, 2019
	As Reported	Restructuring Transactions	Note	Pro Forma
REVENUES
Senior living	$263,008	$(242,241)	2(a)	$20,767
Management fees	4,024	14,020	2(b)	18,044
Rehabilitation and wellness services	11,488	6,751	2(c)	18,239
Reimbursed community-level costs incurred on behalf of managed communities	77,219	176,617	2(d)	253,836
Total revenue	355,739	(44,853)		310,886

OPERATING EXPENSES
Senior living wages and benefits	137,259	(127,755)	2(e)	9,504
Other senior living operating expenses	71,301	(66,073)	2(f)	5,228
Rehabilitation and wellness services expenses	9,265	6,751	2(c)	16,016
Community-level costs incurred on behalf of managed communities	77,219	176,617	2(d)	253,836
General and administrative	20,548	(4,344)	2(g)	16,204
Rent	33,262	(32,273)	2(h)	989
Depreciation and amortization	2,941	(192)	2(i)	2,749
Loss on sale of senior living communities	101	(101)		—
Long-lived asset impairment	112	(112)		—
Total operating expenses	352,008	(47,482)		304,526

Operating income	3,731	2,629		6,360

Interest, dividend and other income	415	—		415
Interest and other expense	(906)	657	2(j)	(249)
Unrealized loss on equity investments	(38)	—		(38)
Realized gain on sale of debt and equity investments	144	—		144

Income before income taxes and equity in earnings of an investee	3,346	3,286		6,632
Benefit (provision) for income taxes	705	(2,471)	2(k)	(1,766)
Equity in earnings of an investee	130	—		130
Net income	$4,181	$815		$4,996
Add (less):
Interest and other expense	906	(657)		249
Interest, dividend and other income	(415)	—		(415)
(Benefit) provision for income taxes	(705)	2,471		1,766
Depreciation and amortization	2,941	(192)		2,749
EBITDA	$6,908	$2,437		$9,345
Add (less):
Loss on sale of senior living communities	101	(101)		—
Long-lived asset impairment	112	(112)		—
Severance	393	—		393
Unrealized loss on equity investments	38	—		38
Transaction costs	1,133	(1,133)		—
Adjusted EBITDA	$8,685	$1,091		$9,776

Weighted average common shares outstanding (basic)	5,007	26,388	2(l)	31,395
Weighted average common shares outstanding (diluted)	5,142	26,388	2(l)	31,530
Net income per share (basic)	$0.84			$0.16
Net income per share (diluted)	$0.81			$0.16
See accompanying notes.

Supplemental Information
Five Star Senior Living Inc.
Notes to Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated statement of operations was derived from FVE’s historical financial statements prepared in accordance with GAAP, and should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included in FVE’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

The unaudited pro forma condensed consolidated statement of operations is presented for informational purposes only and is not necessarily indicative of what FVE’s actual results of operations would have been had the Restructuring Transactions described herein been completed as of the assumed dates, or of FVE’s expected results of operations for any future period. Differences could result from many factors, including future changes in FVE’s capital structure, operating expenses, revenues and cash flows.

Note 2. Pro Forma Restructuring Transactions Adjustments

The unaudited pro forma condensed consolidated statement of operations includes adjustments related to the Restructuring Transactions described herein, including the conversion of all of FVE’s then existing leases and management arrangements with DHC to the New Management Agreements and the Share Issuances.

FVE’s historical consolidated financial information has been adjusted in the pro forma condensed consolidated statement of operations to give effect to events that are (1) directly attributable to the Restructuring Transactions, (2) factually supportable and (3) expected to have a continuing impact on the results of operations.

Pro Forma Condensed Consolidated Statement of Operations

a.Senior living revenues

The adjustment to senior living revenues is related to the termination and conversion of the then existing master leases to the New Management Agreements. The resulting revenues earned will be recognized and reported as management fee revenues in FVE's condensed consolidated statements of operations.

b.Management fees

Adjustments to management fee revenues are comprised as follows:

Three Months Ended June 30, 2019
Adjustment to increase management fee revenues for existing management agreements from 3% to 5% per the New Management Agreements	$1,573
5% management fee relating to the termination and conversion of the then existing master leases to the New Management Agreements	12,112
3% construction management fee relating to the termination and conversion of the then existing master leases to the New Management Agreements	335
Net adjustment to management fee revenues	$14,020

c.Rehabilitation and wellness services revenues and rehabilitation and wellness services expenses

Adjustments to rehabilitation and wellness services revenues and expenses are attributable to Ageility inpatient clinics at communities where FVE leased and operated the business and where revenues and expenses were previously considered to be intercompany revenues and expenses and hence were eliminated pursuant to consolidation accounting. Upon the consummation of the Restructuring Transactions, and consistent with the existing managed communities, these revenues and

Supplemental Information
Five Star Senior Living Inc.
Notes to Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

expenses earned at these inpatient clinics will no longer constitute intercompany revenues and expenses and thus will not be eliminated in consolidation and will be recognized and reported as rehabilitation and wellness services revenue and rehabilitation and wellness services expenses in FVE's condensed consolidated statements of operations.

d.Reimbursed community-level costs incurred on behalf of managed communities and community-level costs incurred on behalf of managed communities

Adjustments to both reimbursed community-level costs incurred on behalf of managed communities and community- level costs incurred on behalf of managed communities are related to the conversion of FVE's master leases with DHC to the New Management Agreements, which provide for reimbursement of FVE's direct costs and expenses related to such communities, inclusive of certain costs that are directly attributable to managing the communities, including personnel-related costs.

e.Senior living wages and benefits

The adjustment to senior living wages and benefits is related to the conversion of all FVE's leases with DHC to the New Management Agreements. Certain of these expenses will be recognized and reported as community-level costs incurred on behalf of managed communities in FVE's condensed consolidated statements of operations (with an offsetting reimbursement from DHC recognized as revenues in the condensed consolidated statements of operations). See 2.d above.

f.Other senior living operating expenses

Adjustments to other senior living operating expenses are related to the conversion of all FVE's leases with DHC to the New Management Agreements and include, but are not limited to, utilities, housekeeping, dietary, repairs and maintenance, insurance and community-level administrative costs. These costs are reimbursable costs and treated as described in 2.d above.

g.General and administrative

Adjustments to general and administrative expenses are comprised as follows:

Three Months Ended June 30, 2019
Adjustment of certain reimbursable costs to directly support managed communities	$(3,252)
Adjustment to remove non-recurring transaction costs we previously incurred relating to the Restructuring Transactions	(1,133)
Increase in management fee to The RMR Group LLC due to increase in Ageility revenue	41
Net adjustment to general and administrative expenses	$(4,344)

h.Rent

The reduction to rent expense is for rent under the then existing master leases converted to the New Management Agreements.

Supplemental Information
Five Star Senior Living Inc.
Notes to Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

i.Depreciation and amortization

In connection with the Transaction Agreement, on April 1, 2019, we sold $49,200 of assets to DHC. Prior to that sale, we recorded depreciation and amortization expense with respect to those assets in operating expenses in our condensed consolidated statements of operations. Adjustments to depreciation and amortization expense reflect the amounts previously recognized during the periods presented for depreciation and amortization expense with respect to those assets.

j.Interest and other expense

Interest and other expense has been adjusted to give effect to the assumed repayment of our outstanding borrowings under our credit facility.

k.Provision for income taxes

Adjustments to provision for income taxes reflect the income tax effect of the pro forma adjustments based on the estimated effective tax rate of approximately 26.1% for the three months ended June 30, 2019.

l.Weighted average common shares outstanding - basic and diluted

The increase in FVE's basic and diluted weighted common average shares outstanding is a result of the issuance of 10,268,158 and 16,118,849 common shares to DHC and to the applicable DHC shareholders, respectively, in connection with the completion of the Restructuring Transactions based on the number of FVE common shares outstanding on December 31, 2019. FVE's diluted weighted common average shares outstanding is also impacted by the potentially dilutive restricted unvested common shares of 135,541 for the three months ended June 30, 2019. This diluted share impact is directly related to FVE's 2014 Equity Compensation Plan and was originally excluded from the as reported numbers as to include them would be antidilutive.

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever Five Star Senior Living Inc. uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, FVE is making forward-looking statements. These forward-looking statements are based upon FVE’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by FVE’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond FVE's control. For example:

▪Ms. Potter states in this press release that FVE has made significant adjustments to address the challenges presented by the COVID-19 pandemic, while still focusing on achieving its strategic initiatives, and remains committed to adapting to these challenges and maintaining an exceptional resident experience that FVE believes is the key driver of financial performance. This may imply that the adjustments made are adequate to protect FVE from potential liabilities and declines in financial results. FVE may not be able, or may fail, to make all the necessary changes to adequately protect itself from the potential challenges and impacts of the COVID-19 pandemic. Further, these challenges or other reasons may prevent FVE from focusing on achieving its strategic initiatives and. even if it is able to maintain its focus, it may not succeed in achieving those initiatives and those initiatives may not yield the results FVE expects.

▪Ms. Potter's statement that FVE generated $7.1 million of Adjusted EBITDA and that the rehabilitation and wellness services division continues to be a key area of growth may imply that FVE will be profitable in the future and that its rehabilitation and wellness services division will grow; however, FVE's business remains subject to various risks, including overall macro-economic factors in addition to market conditions of the senior living and rehabilitation and wellness industries, and consumer demand and preferences of older adults in addition to the continuing impact of the COVID-19 pandemic. As a result, FVE may not be profitable in the future, its rehabilitation and wellness services division may fail to grow and any growth it may realize may not be profitable to FVE.

▪Ms. Potter states that FVE had $76.1 million cash on hand and no balances outstanding on its $65.0 million revolving credit facility as of June 30, 2020 and FVE believes the company is well positioned to navigate its operations through the COVID-19 pandemic while focusing on the key pillars of its strategy. This may imply that FVE has adequate cash and availability under its revolving credit facility; however, FVE's business remains subject to various risks, some of which are beyond FVE's control, including the disruption of the COVID-19 pandemic and economic downturn. In addition, FVE's ability to borrow under its revolving credit facility is subject to it satisfying certain conditions and limited to the amount of qualified collateral; the maximum borrowing capacity was $51.8 million as of June 30, 2020 and may be lower in amount or not available in the future.

▪This press release states that negative trends due to the COVID-19 pandemic are expected to continue throughout at least the third quarter of 2020. The extent and duration of the COVID-19 pandemic or the severity and duration of its economic impact cannot be predicted, but are expected to be substantial.

▪FVE notes several actions and preparations it has taken or made in response to, and in anticipation of, the COVID-19 pandemic and its expected continued impact. These statements may imply that FVE will be able to mitigate the negative impacts of the COVID-19 pandemic. However, these actions and preparations may not be adequate to sufficiently mitigate the negative impact of the COVID-19 impact.

The information contained in FVE’s filings with the Securities and Exchange Commission, or SEC, including under “Risk Factors” in FVE’s periodic reports, or incorporated therein, identifies other important factors that could cause FVE’s actual results to differ materially from those stated in or implied by FVE’s forward-looking statements. FVE’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, FVE does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.